EXHIBIT 99.1

Bovie Medical Corporation Reports Third Quarter 2018 Financial Results and
Updates Fiscal Year 2018 Outlook
Advanced Energy Sales of $3.0 million in Q3, up 40% year-over-year and 92% year-to-date

CLEARWATER, FL — NOVEMBER 1, 2018 - Bovie Medical Corporation (NYSEAMERICAN:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market, today reported financial results for its third quarter ended September 30, 2018.

Third Quarter 2018 Financial Summary:

•	Total Q3 revenue from continuing operations of approximately $3.7 million, up 39% year-over-year.

◦	Advanced Energy revenue of $3.0 million, up 40% year-over-year, driven by strong J-Plasma/Renuvion sales.

◦	OEM revenue of approximately $0.7 million, up 31% year-over-year.

•
Total Q3 adjusted EBITDA loss from continuing operations of approximately $2.4 million versus adjusted EBITDA loss from continuing operations of approximately $2.5 million for the third quarter of 2017.

Third Quarter 2018 Highlights:

•
On July 9th, the Company announced that the Company had entered into a definitive agreement with Specialty Surgical Instrumentation Inc., a subsidiary of Symmetry Surgical Inc. (“Symmetry”), pursuant to which the Company divested and sold its Core business segment including the Bovie® brand to Symmetry for gross proceeds of $97 million in cash. The Company's stockholders voted to approve the divestiture and sale transaction on August 30, 2018 and the transaction closed immediately thereafter.

Management Comments:

“Our third quarter revenue results reflect the continued momentum we are seeing as we focus on commercializing our J-Plasma technology under the RenuvionTM brand in the cosmetic surgery market,” said Charlie Goodwin, President and Chief Executive Officer. “Our strategic focus has resulted in Advanced Energy sales growth of 92% in the first nine months of 2018 - including 40% growth year-over-year in the third quarter. Feedback on Renuvion from plastic surgeons, cosmetic surgeons and dermatologists in the U.S. continues to be very positive; the awareness of our differentiated technology is growing in the U.S. cosmetic surgery market as more and more clinicians appreciate Renuvion’s unique ability to manage heat which allows for improved tissue effect and treatment time.

Mr. Goodwin continued: “We closed the sale of our Core segment in the third quarter, an important strategic transaction which positions us to aggressively pursue the extremely compelling opportunity our Advanced Energy business has in serving the cosmetic surgery market. We will pursue this focused strategy with a balance sheet that is extremely well positioned to fuel our longer-term strategy to encourage broad-based adoption, and we believe ultimately achieves strong, sustained and profitable growth for the benefit of our stockholders.”

Third Quarter 2018 Results:

The following table represents revenue from continuing operations by reportable segment:

	Three Months Ended September 30,		Increase/Decrease		Nine Months Ended September 30,		Increase/Decrease
(In thousands)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Advanced Energy	$2,985	$2,126	$859	40.4%	$8,727	$4,546	$4,181	92.0%
OEM	687	525	162	30.9%	2,033	2,030	3	0.1%
Total	$3,672	$2,651	$1,021	38.5%	$10,760	$6,576	$4,184	63.6%

Total revenue from continuing operations for third quarter 2018 increased $1.0 million, or 38.5%, to $3.7 million, compared to $2.7 million in the third quarter of 2017. Sales of the Company’s Advanced Energy generators and handpieces drove the increase in total revenue in third quarter 2018, with OEM segment sales contributing modestly to the year-over-year increase in total revenue from continuing operations during the third quarter 2018 period. Advanced Energy segment sales increased approximately $0.9 million, or 40.4% year-over-year, to $3.0 million, compared to approximately $2.1 million last year. OEM segment sales increased $0.2 million, or 30.9% year-over-year, to $0.7 million, compared to $0.5 million last year.

	Three Months Ended September 30,		Increase/Decrease		Nine Months Ended September 30,		Increase/Decrease
(In thousands)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Domestic	$2,763	$2,212	$551	24.9%	$8,481	$5,821	$2,660	45.7%
International	909	439	470	107.1%	2,279	755	1,524	201.9%
Total	$3,672	$2,651	$1,021	38.5%	$10,760	$6,576	$4,184	63.6%

Revenue from continuing operations in the United States increased approximately $0.6 million, or 24.9% year-over-year, to $2.8 million, and international revenue from continuing operations increased approximately $0.5 million, or 107.1% year-over-year, to $0.9 million. International sales growth in the third quarter was primarily driven by sales to international distributors in the Company’s Advanced Energy segment.

Gross profit for the third quarter of 2018 increased approximately $0.6 million, or 31.8% year-over-year, to $2.5 million, compared to $1.9 million for third quarter of 2017. Gross margin for the third quarter of 2018 was 68.7%, compared to 72.2% last year. The primary drivers of the decrease in gross profit margin were Advanced Energy product mix and Advanced Energy sales outside the U.S., which represented a higher mix of total sales in the third quarter of 2018 compared to last year.

Operating expenses from continuing operations for the third quarter of 2018 increased approximately $0.6 million, or 12.0% year-over-year, to $5.3 million, compared to $4.7 million for the third quarter of 2017. The year-over-year change in operating expenses from continuing operations was primarily driven by a $0.3 million increase in salaries and related costs, a $0.2 million increase in professional services costs and a $0.1 million increase in research and development expenses.

Net loss from continuing operations for third quarter 2018 was $0.4 million, or $0.01 per diluted share, compared to a net loss from continuing operations of $2.9 million, or $0.09 per diluted share, for the third quarter of 2017. Total income from discontinued operations, net of tax, was $69.6 million in the third quarter of 2018, driven by income from discontinued operations of $0.5 million and a gain on sale, net of tax, of $69.1 million related to the disposition of the Core business in the period. Income from discontinued operations, net of tax, was $1.7 million in the third quarter of 2017. Net income attributable to common shareholders for the third quarter of 2018 was $69.2 million, or $1.98 per diluted share, compared to net loss attributable to common shareholders of $1.2 million, or $0.04 per diluted share, last year.

As of September 30, 2018, the Company had cash and equivalents of $40.7 million and short-term investments of $55.5 million as compared to cash and equivalents of $10.7 million as of December 31, 2017. The Company had working capital of $85.2 million as of September 30, 2018 as compared to $16.6 million as of December 31, 2017.

Nine Months 2018 Results:

Total revenue from continuing operations for the nine months ended September 30, 2018 increased $4.2 million, or 63.6%, to $10.8 million, compared to $6.6 million in the nine months ended September 30, 2017. Total revenue growth was driven by a 92.0% increase in Advanced Energy sales and a 0.1% increase in OEM sales.

Net gain for the nine months ended September 30, 2018 was $68.0 million, or $2.00 per diluted share, compared to a loss of $4.2 million, or $0.14 per diluted share, for the nine months ended September 30, 2017.

Net loss from continuing operations for the nine months ended September 30, 2018 was $8.6 million, or $0.19 per diluted share, compared to a net loss from continuing operations of $10.7 million, or $0.35 per diluted share, for the third quarter of 2017. Total income from discontinued operations, net of tax, was $74.1 million for the nine months ended September 30, 2018, driven by income from discontinued operations of $5.1 million and a gain on sale, net of tax, of $69.1 million related to the disposition of the Core business in the period. Income from discontinued operations, net of tax, was $6.5 million for the nine months ended September 30, 2017. Net income attributable to common shareholders for the nine months ended September 30, 2018 was $68.0 million, or $2.00 per diluted share, compared to net loss attributable to common shareholders of $4.2 million, or $0.14 per diluted share, last year.

2018 Financial Outlook:

The Company is updating fiscal year 2018 financial guidance on a continuing operations basis, which continues to reflect the consummation of the Core segment sale transaction which closed on August 30, 2018.

•
Total revenue from continuing operations in the range of $15.8 million to $16.2 million, representing growth of 55% to 58% year-over-year, compared to total revenue from continuing operations of $10.2 million in fiscal year 2017. The Company’s prior guidance range was $15.2 million to $15.6 million.

▪	Total revenue from continuing operations guidance assumes:

◦
Advanced Energy revenue in the range of approximately $12.4 million to $12.8 million, representing growth of 63% to 67% year-over-year, compared to Advanced Energy revenue of $7.6 million in fiscal year 2017. The Company’s prior guidance range for Advanced Energy revenue was $11.8 million to $12.2 million, representing growth of 55% to 60% year-over-year.

◦	The Company continues to expect OEM revenue of approximately $3.4 million, representing growth of 31% year-over-year, compared to $2.6 million for fiscal year 2017.

▪	GAAP net loss from continuing operations in the range of $9.2 million to $8.8 million, compared to GAAP net loss from continuing operations of $11.9 million in fiscal year 2017.

▪	Adjusted EBITDA loss from continuing operations in the range of $10.4 million to $10.0 million, compared to adjusted EBITDA loss from continuing operations of $12.0 million in fiscal year 2017.

Conference Call Details:

Management will host a conference call at 4:30 p.m. Eastern Time on November 1 to discuss the results of the quarter and to host a question and answer session. To listen to the call by phone, interested parties may dial 844-507-6493 (or 647-253-8641 for international callers) and provide access code 6375776. Participants should ask for the Bovie Medical Corporation Call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at:

https://event.on24.com/wcc/r/1822306/45823D187A3462B4AEEA8EC718B8449B.

A telephonic replay will be available approximately two hours after the end of the call through November 15, 2018. The replay can be accessed by dialing 800-585-8367 for U.S. callers or 416-621-4642 for international callers and using the replay access code: 6375776. The webcast will be archived on the Investor Relations section of the Company’s website.

Investor Relations Contact:

Westwicke Partners on behalf of Bovie Medical Corporation
Mike Piccinino, CFA
443-213-0500
investor.relations@boviemed.com

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness. The new J-Plasma handpieces with Cool-Coag™ technology deliver the precision of helium plasma energy, the power of traditional monopolar coagulation and the efficiency of plasma beam coagulation - enabling thin-layer ablation and dissection and fast coagulation with a single instrument, minimizing instrument exchange and allowing a surgeon to focus on their patient and their procedures. With Cool-Coag technology, the new J-Plasma handpieces can deliver three distinctly different energy modalities - further increasing the utility and versatility of the system. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

BOVIE MEDICAL CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales	$3,672	$2,651	$10,760	$6,576
Cost of sales	1,151	738	3,490	2,314
Gross profit	2,521	1,913	7,270	4,262
Other costs and expenses:
Research and development	613	487	1,890	1,600
Professional services	628	421	1,815	1,291
Salaries and related costs	2,119	1,826	5,734	6,016
Selling, general and administrative	1,957	2,012	6,280	6,003
Total other costs and expenses	5,317	4,746	15,719	14,910
Loss from operations	(2,796)	(2,833)	(8,449)	(10,648)
Interest income (expense), net	105	(36)	33	(103)
Other losses	(155)	—	(155)	—
Change in fair value of derivative liabilities	—	(69)	20	57
Total other expense, net	(50)	(105)	(102)	(46)
Loss from continuing operations before income taxes	(2,846)	(2,938)	(8,551)	(10,694)
Income tax (benefit) expense	(2,408)	6	(2,384)	15
Net loss from continuing operations	$(438)	$(2,944)	$(6,167)	$(10,709)
Income from discontinued operations, net of tax	540	1,699	5,062	6,471
Gain on sale of the Core Business, net of tax	69,072	—	69,072	—
Total income from discontinued operations, net of tax	69,612	1,699	74,134	6,471
Net income (loss)	$69,174	$(1,245)	$67,967	$(4,238)

Loss per share from continuing operations
Basic	$(0.01)	$(0.09)	$(0.19)	$(0.35)
Diluted	$(0.01)	$(0.09)	$(0.19)	$(0.35)

Income per share from discontinued operations
Basic	2.09	0.05	2.25	0.21
Diluted	1.99	0.05	2.19	0.21

Income (loss) per share
Basic	$2.08	$(0.04)	$2.06	$(0.14)
Diluted	$1.98	$(0.04)	$2.00	$(0.14)

Weighted average number of shares outstanding - basic	33,275	31,078	33,014	30,932
Weighted average number of shares outstanding - dilutive	34,934	31,078	33,952	30,932

BOVIE MEDICAL CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$40,663	$9,949
Restricted cash	—	719
Short term investments	55,480	—
Trade accounts receivable, net of allowance of $311 and $204	4,080	4,857
Inventories, net	6,037	4,274
Prepaid expenses and other current assets	627	433
Current assets of discontinued operations	—	2,315
Total current assets	106,887	22,547
Property and equipment, net	5,842	6,033
Purchased technology and license rights, net	32	67
Goodwill	185	185
Deposits	46	92
Other assets	122	67
Non-current assets of discontinued operations	—	1,997
Total assets	$113,114	$30,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,348	$1,583
Accrued severance and related	95	1,242
Accrued payroll	163	447
Current portion of mortgage note payable	—	239
Accrued taxes and other liabilities	19,066	214
Current liabilities of discontinued operations	—	2,248
Total current liabilities	21,672	5,973
Mortgage note payable, net of current portion	—	2,455
Note payable	140	140
Deferred tax liability	—	368
Derivative liabilities	—	20
Total liabilities	$21,812	$8,956
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 33,763,019 issued and 33,620,444 outstanding as of September 30, 2018 and 75,000,000 shares authorized; 33,021,170 issued and 32,878,091 outstanding as of December 31, 2017, respectively	33	33
Additional paid-in capital	51,798	50,495
Retained earnings (accumulated deficit)	39,471	(28,496)
Total stockholders’ equity	91,302	22,032
Total liabilities and stockholders’ equity	$113,114	$30,988

BOVIE MEDICAL CORPORATION RECONCILIATION OF GAAP NET INCOME/(LOSS) RESULTS TO NON-GAAP ADJUSTED EBITDA/(LOSS) (Unaudited) (In thousands)

Use of Non-GAAP Financial Measures

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

The Company has presented the following non-GAAP financial measures in this press release: adjusted EBITDA. The Company defines adjusted EBITDA as its reported net income/(loss) (GAAP) plus income tax expense, interest, depreciation and amortization, stock-compensation expense, and changes in value of derivative liabilities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss GAAP Basis	$(438)	$(2,944)	$(6,167)	$(10,709)
Interest income (expense), net	(105)	36	(33)	103
Income tax (benefit) expense	(2,408)	6	(2,384)	15
Depreciation and amortization	58	171	429	527
Stock based compensation	489	191	1,238	532
Change in fair value of derivative liabilities	—	69	(20)	(57)
Adjusted EBITDA	(2,404)	(2,471)	(6,937)	(9,589)